                      SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, DC 20549

                                   FORM 8-K

                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported):  March 10, 1997

                           H. F. Ahmanson & Company
              -------------------------------------------------
              (Exact name of registrant as specified in charter)

          Delaware                1-8930                 95-0479700
      ---------------           ------------         -------------------
      (State of other           (Commission            (IRS employer
      jurisdiction of           file number)         identification no.)
      incorporation)

      4900 Rivergrade Road, Irwindale, California           91706
      -------------------------------------------         ----------
       (Address of principal executive offices)           (Zip code)

Registrant's telephone number, including area code     (818) 960-6311
                                                       ---------------

                                Not applicable
                           ------------------------
         (Former name or former address, if changed since last report)
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ITEM 5.  OTHER EVENTS.

     On March 10, 1997, Charles R. Rinehart, Chairman and Chief Executive Officer, and Kevin M. Twomey, Senior Executive Vice President and Chief Financial Officer, of H.F. Ahmanson & Company (the "Registrant"), gave a presentation for analysts and investors relating to the Registrant's proposal (announced on February 18, 1997) for a tax-free merger of the Registrant and Great Western Financial Corporation, a Delaware Corporation ("GWF"), pursuant to which each outstanding share of common stock of GWF would be converted into 1.05 shares of common stock of the Registrant, and a competing proposal for a merger of Washington Mutual, Inc., a Washington Corporation ("WAMU"), with GWF.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(c)  Exhibits.


     99.1 Investor presentation materials used by the Registrant at a presentation for analysts and investors which took place on March 10, 1997 relating to the Ahmanson Proposal (In the investor presentation, the Registrant is sometimes referred to by its stock exchange ticker symbol, "AHM").





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                                  SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Date:  March 10, 1997

                                                 H. F. AHMANSON & COMPANY

                                                 /s/  Madeleine A. Kleiner
                                                 -------------------------------
                                                 Madeleine A. Kleiner
                                                 Senior Executive Vice President
                                                 and General Counsel